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                                                                   Exhibit 10.3



                               SUCCESSORIES, INC.
                           (FORMERLY CELEX GROUP INC.)

                                STOCK OPTION PLAN
                    (AMENDED AND RESTATED SEPTEMBER 27, 1994
                        AND AS AMENDED OCTOBER 12, 1995,
                        JULY 30, 1996 AND JULY 22, 1997)

The Company hereby establishes the Successories, Inc. Stock Option Plan effective April 8, 1993, subject to the approval of the Plan by the holders of a majority of the shares of the Stock present in person or by proxy and voting at a duly called meeting of the shareholders of the Company within one year after the Plan's adoption by the Board. Absent such approval, the Plan will terminate retroactively, and all Options granted under the Plan will be null and void.

                                   ARTICLE I.

                                     PURPOSE

The primary purpose of the Plan is to provide a means by which non-employee directors and key employees of the Company and its Subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and its Subsidiaries and their desire to remain employed by the Company and its Subsidiaries. The Plan also is intended to attract, employ and retain non-employee directors and key employees and to provide such non-employee directors and employees with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its Subsidiaries.

                                   ARTICLE II.

                                   DEFINITIONS

The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:


     A.       "BOARD" means the board of directors of the Company.

     B. "CAUSE" means conviction of the Grantee of any felony or other crime involving dishonesty, fraud or moral turpitude, or the Grantee's habitual neglect of his duties.

     C. "CHANGE OF CONTROL" means the occurrence of one of the following: (i) a single entity or group of affiliated entities acquires more than 50% of the Company's outstanding Stock, (ii) the Company is involved in a merger or a sale of all or substantially all of its assets so that its shareholders before the merger or sale own less than 50% of the voting power of the surviving or acquiring corporation, (iii) a liquidation or dissolution of the Company occurs, or (iv) a change in the majority of the Board of Directors occurs during any 24-month period without the approval of a majority of directors in office at the beginning of such period.

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     D.       "COMMITTEE" means the committee of the Board appointed pursuant to Section

     E.       "COMPANY" means Successories, Inc., an Illinois corporation.

     F. "DISABILITY" means a permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code.

     G. "DISINTERESTED PERSON" means a person who meets the definition of a "disinterested person" pursuant to Rule 16b-3 of the SEC (or any successor rule as in effect from time to time and "outside director" pursuant to Section 162(m) of the Internal Revenue Code and the Treasury Department regulations issued thereunder.

     H.       "EFFECTIVE DATE" means April 8, 1993.

     I. "FAIR MARKET VALUE" of any share of Stock, as of any applicable date, means the fair market value of a share of Stock on such date as determined in good faith by the Committee.

     J. "GRANT DATE" means the date of grant of an Option determined in accordance with Section 6.1(a) or Section 6.4(a).

     K.       "GRANTEE" means an individual who has been granted an Option.

     L. "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, and any succeeding Internal Revenue Code, and references to sections herein shall be deemed to include any such section as amended, modified or renumbered.

     M. "1934 ACT" means the Securities Exchange Act of 1934, as amended, and any succeeding Securities Exchange Act, and references to sections herein shall be deemed to include any such section as amended, modified or renumbered.

     N. "OPTION" means any incentive stock option or non-qualified stock option granted under the Plan.

     O.       "OPTION AGREEMENT" has the meaning specified in section 4.2(e).

     P. "OPTION PRICE" means the per share purchase price of Stock subject to an Option.

     Q. "PLAN" remains the Successories, Inc. Stock Option Plan as set forth herein and as may from time to time be amended.

     R.       "SEC" means the Securities and Exchange Commission.

     S. "SECTION 16 GRANTEE" means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

     T. "STOCK" means the common stock of the Company, par value $0.01 per share.

     U. "SUBSIDIARY" means a corporation as defined in Section 424(f) of the Internal Revenue Code with the Company being treated as the employer corporation for purposes of this definition.

     V. "10% OWNER" means a person who beneficially owns stock (including stock treated as owned under Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

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     W.       "TERMINATION OF EMPLOYMENT" with respect to Grantees who are employees of the Company or its Subsidiaries occurs the later of (a) the first day an individual is no longer entitled to severance payments for any reason under the Company's or any Subsidiary's personnel policies or (b) the day an individual is first entitled to continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); notwithstanding the foregoing, for an individual who is an employee of a Subsidiary, the individual shall be deemed to have a Termination of Employment on the first day the Company no longer owns voting securities possessing at least 50% of the aggregate voting power of such Subsidiary's outstanding voting securities.

     X. "TERMINATION OF DIRECTORSHIP" with respect to non-employee directors, shall mean the first day on which a director is no longer acting as a director of the Company or any Subsidiary.

                                  ARTICLE III.

                                SCOPE OF THE PLAN

An aggregate of 1,700,000 shares of Stock is hereby made available and is reserved for delivery on account of the exercise of Options. Subject to the foregoing limit, authorized and unissued shares may be used for or in connection with Options. If and to the extent an option shall expire or terminate for any reason without having been exercised in full, or shall be forfeited, the shares of Stock associated with such Option shall become available for other Options.

                                   ARTICLE IV.

                                 ADMINISTRATION

     A. ADMINISTRATIVE COMMITTEE. As to employee participants, the Plan shall be administered by a committee of the Board, which shall consist of two or more directors of the Company, (1) who are not employees of the Company or any of its Subsidiaries, and (2) who are Disinterested Persons. Members of the Committee shall continue to serve until otherwise directed by the Board. Membership on the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions in Stock pursuant to the Plan to be exempt from liability under Section 16(b) of the 1934 Act and to comply at all times with Section 162(m) of the Internal Revenue Code and the Treasury Department regulations issued thereunder. The Board shall administer the nondiscretionary Options as granted to the non-employee directors pursuant to
Section 6.4 solely in accordance with the provisions thereunder.

     B. AUTHORITY OF THE COMMITTEE. The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, as follows:

     1.       to grant Options,

     2. to determine (1) when Options may be granted and (2) whether or not specific Options will be incentive stock options or non-qualified stock options,

     3. to administer and interpret the Plan, to make recommendations to the Board; and to take all such steps and make all determinations in connection with the Plan and Options granted thereunder as it may deem necessary or advisable for the administration of the Plan,

     4.       to prescribe, amend, and rescind rules relating to the Plan,

     5. to determine, subject to the terms of the Plan, the terms and provisions of the written agreements by which all Options shall be granted ("Option Agreements") and, except as provided in Section 8.9, with the consent of the Grantee, to modify or amend any such Option Agreement, or to waive any restrictions or conditions applicable to any Option

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              Agreement or the exercise thereof, at any time,

     6. to make such adjustments or modifications to Options to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan,

     7. to contest on behalf of the Company or any Grantee, at the expense of the Company, any ruling or decision on any matter relating to the Plan or any Option, and

     8. to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Options as the Committee may, before or concurrently with the grant thereof, deem appropriate.

The determination of the Committee on all matters relating to the Plan or any Option or Option Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

                                    ARTICLE V

                                   ELIGIBILITY

Options may be granted to any employee of the Company or any of its Subsidiaries pursuant to Section 6.1 and shall be granted to non-employee directors of the Company pursuant to Section 6.4. In selecting the employees to whom Options may be granted, in determining the number of shares of Stock subject to each Option granted to any employee, and in determining the other terms and conditions applicable to each Option granted to any employee, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

                                   ARTICLE VI

                                GRANT OF OPTIONS

     A.       General Conditions.

     1. The Grant Date of an Option shall be the date on which the Committee grants the Option which shall be the date signified in the Grantee's Option Agreement or such later date as specified in advance by the Committee.

     2. The term of each Option shall be a period of not more than 10 years from the Grant Date, and shall be subject to earlier termination as herein provided.

     3.       A Grantee may, if otherwise eligible, be granted additional
              Options.

     4. Notwithstanding any provision to the contrary contained herein, the number of shares covered by Options granted hereunder to any one participant in any fiscal year shall not exceed 80,000 shares.

     B. Option Price. No later than the Grant Date of any Option, the Committee shall determine the Option Price of such Option. The Option Price of an Option (subject to Section 6.3 with respect to incentive stock options) shall not be less than 50% of the Fair Market Value of the Stock on the Grant Date.

     C. Grant of Incentive Stock Options. At the time of the grant of any Option to an employee of the Company or its Subsidiaries, the Committee may designate that such Option shall be made subject to additional restrictions to permit it to qualify as an incentive stock option under the requirements of
Section 422 of the Internal Revenue Code. Any option designated as an incentive stock option:

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     1.       shall have an Option Price of (1) not less that 100% of the Fair
              Market Value of the Stock on the Grant Date or (2) in the case of a 10% Owner, not less than 110% of the Fair Market Value of the Stock on the Grant Date;

     2. shall be for a period of not more than 10 years (5 years, in the case of a 10% Owner) from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Option Agreement;

     3. shall not have an aggregate Fair Market Value (determined for each incentive stock option at its Grant Date) of Stock with respect to which incentive stock options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee's employer or any parent or subsidiary thereof ("Other Plans")), determined in accordance with the provisions of Section 422 of the Internal Revenue Code, which exceeds $100,000 (the "$100,000 Limit");

     4. shall, if the aggregate Fair Market Value of Stock (determined on the Grant Date) with respect to all incentive stock options previously granted under the Plan and any Other Plans ("Prior Grants") and any incentive stock options under such grant (the "Current Grant") which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows:

              a. the portion of the Current Grant exercisable for the first time by the Grantee during any calendar year which would, when added to any portions of any Prior Grants, be exercisable for the first time by the Grantee during such calendar year with respect to stock which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such incentive stock options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

              b. if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the provisions of the immediately preceding provision during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate non-qualified stock option at such date or dates as are provided in the Current Grant;

     5. shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company; and

     6. shall require the Grantee to notify the Committee of any disposition of any Stock issued pursuant to the exercise of the incentive stock option under the circumstances described in
              Section 421 (b) of the Internal Revenue Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

Notwithstanding the foregoing and Section 4.2(e), the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an incentive stock option), take any action necessary to prevent such Option from being treated as an incentive stock option.

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     D.       GRANT OF NONDISCRETIONARY OPTIONS.  Nondiscretionary Options
              shall be granted to each non-employee director of the Company solely on the following terms and conditions:

     1. Each person who is serving as a non-employee director of the Company on December 14, 1994 shall automatically be granted an option to purchase five thousand (5,000) shares of Common Stock (the "nondiscretionary Option"). In addition, each non-employee director first elected or appointed after December 14, 1994 shall automatically be granted an option to purchase five thousand (5,000) shares of Stock on the day such person is first elected or appointed a non-employee director. Each nondiscretionary Option granted pursuant to the provisions of this Section 6.4(a) shall be exercisable in cumulative annual increments of fifty percent (50%) commencing on the first anniversary of the Grant Date of such Option;

     2. Subject to the approval of the shareholders of the Company of the provisions of this Section 6.4(b) at the 1996 Annual Meeting of Shareholders, on each date of the Annual Meeting of Shareholders of the Company, commencing with the 1996 Annual Meeting of Shareholders, each non-employee director of the Company whose term of office will continue after such Annual Meeting of Shareholders shall automatically be granted an option to purchase four thousand (4000) shares of Common Stock as of such date. The non-discretionary option granted pursuant to this Section 6.4(b) shall be exercisable in full on the Grant Date of such Option;

     3. The exercise price of the nondiscretionary Options granted pursuant to this Section 6.4 shall be one hundred percent (100%) of the last bid price of the Stock as of the Grant Date (or if no bid price was reported as of the Grant Date, as of the first business day preceding the Grant Date on which a bid price was reported);

     4.       (i)      If the Grantee has a Termination of Directorship for
                       Cause, any unexercised Option shall terminate upon the Grantee's Termination of Directorship;

              (ii) If the Grantee has a Termination of Directorship for any reason other than cause, then any unexercised Option may be exercised to the extent set forth below, but in no event beyond the original term of the Option:

                       (1) If the Grantee's Termination of Directorship is caused by the death of the Grantee, then any unexercised Option may be exercised, in whole or in part, at any time within one year after the Grantee's death by the Grantee's personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution;

                       (2) If the Grantee's Termination of Directorship is on account of the Disability of the Grantee, then any unexercised Option may be exercised, in whole or in part, at any time within one year after the date of such Termination of Directorship; provided that, if the Grantee dies after such Termination of Directorship and before the end of such one-year period, such Option may be exercised by the deceased Grantee's personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution within one year after the Grantee's Termination of Directorship, or, if later, within 180 days after the Grantee's death; and

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                       (3)      the Grantee's Termination of Directorship is
                                for any reason other than Cause, Death or Disability, then any unexercised Option, to the extent exercisable at the date of such Termination of Directorship may be exercised, in whole or in part, at any time within three months after such Termination of Directorship; provided that, if the Grantee dies after such Termination of Directorship and before the end of such three-month period, such Option may be exercised by the deceased Grantee's personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution within one year after the Grantee's Termination of Directorship to the extent exercisable at the date of such Termination of Directorship;

     5. The nondiscretionary Options granted pursuant to this Section 6.4 shall expire ten (10) years from the Grant Date, subject to the terms and conditions of the Plan; and

     6. The provisions of this Section 6.4 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     E. GRANTEE'S AGREEMENT TO SERVE. Each Grantee who is an employee of the Company or any Subsidiary and is granted an Option shall, by executing such Grantee's Option Agreement, agree that such Grantee will remain in the employ of the Company or any of its Subsidiaries for at least one year after the Grant Date. Each Grantee who is a non-employee director shall, by executing such Grantee's Option Agreement, agree that such Grantee will not resign as a director of the Company or any of its Subsidiaries for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee's employment or association with the Company or any of its Subsidiaries shall be implied by the terms of the Plan, any Grant of an Option, or any Option Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment or association of any Grantee as existed before the Effective Date.

     F. NON-TRANSFERABILITY. Each Option granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee.

                                  ARTICLE VII.

                               EXERCISE OF OPTIONS

     A. EXERCISE OF OPTIONS. Subject to Sections 4.2(f), 7.4, and 7.5 and such terms and conditions as the Committee may impose, each Option shall be exercisable in cumulative annual increments of twenty percent (20%) commencing on the first anniversary of the Grant Date of such Option; provided, however, that with respect to any Section 16 Grantee, no shares issued upon exercise of any Option granted pursuant to the Plan may be sold prior to six months from the Grant Date of such Option. Each Option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the Option. The Option Price of any shares of Stock shall be paid in full at the time of the exercise.

     B. PAYMENT OF OPTION PRICE. A Grantee may, at his election, pay the Option Price payable upon the exercise of an Option in (a) cash, (b) Stock valued at its Fair Market Value on the business day next preceding the date of exercise, or (c) any combination of both (including Stock received by the Grantee upon the exercise of one or more Options).

     C.       SHARE WITHHOLDING.

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     1.       MANDATORY TAX WITHHOLDING.

              a. Whenever under the Plan, shares of Stock are to be delivered upon exercise of an Option, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, if any, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan, or (iii) any combination of the foregoing; or

              b. If any disqualifying disposition described in Section 6.3(f) is made with respect to shares of Stock acquired under an incentive stock option granted pursuant to the Plan, then the person making such disqualifying disposition shall remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred;

provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan.

     2.       ELECTIVE SHARE WITHHOLDING.

              a. Subject to Section 7.3(b)(2), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise of an Option ("Taxable Event") having a Fair Market Value equal to:

                       (i)      the Option Price or a portion thereof;

                       (ii)     the minimum amount necessary to
                                satisfy required federal, state, or
                                local withholding tax liability
                                attributable to the Taxable Event
                                (in 1993, the minimum amount
                                required by federal tax withholding
                                rules is 20% of the Grantee's
                                taxable income); or

                       (iii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

              b. Each Share Withholding election by a Grantee shall be subject to the following restrictions:

                       (i)      any Grantee's election shall be
                                subject to the Committee's right to
                                revoke such election of Share
                                Withholding by such Grantee at any
                                time before the Grantee's election
                                if the Committee has reserved the
                                right to do so in the Option
                                Agreement;

                       (ii)     if the Grantee elects Share
                                Withholding to satisfy federal,
                                state, or local withholding tax
                                liability attributable to the
                                Taxable Event, and the shares
                                withheld are insufficient to
                                satisfy said tax liability, the
                                Company may withhold income from
                                other sources due from the Company
                                to the Grantee in an amount
                                sufficient to satisfy said tax
                                obligation;

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                       (iii)    if the Grantee is a Section 16 Grantee, such
                                Grantee's election shall be subject to the disapproval of the Committee at any time, whether or not the Committee has reserved the right to do so;

                       (iv) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined;

                       (v)      the Grantee's election shall be irrevocable;

                       (vi) a Section 16 Grantee may not elect Share Withholding within six months after the grant of the related Option (except if the Grantee dies or incurs a Disability before the end of the six-month period);

                       (vii)    a Section 16 Grantee must elect
                                Share Withholding either six months
                                before the Tax Date or during the
                                ten business day period beginning
                                on the third business day after the
                                release of the Company's quarterly
                                or annual summary statement of
                                sales and earnings; and

                       (viii) if the shares withheld have not been held by the Grantee for at least the greater of:

                                (1) two years from the date the Option(s) underlying the shares was or were granted, or

                                (2)      one year after the transfer of the
                                         share(s) to the Grantee, the use of the
                                         shares will constitute a disqualifying
                                         disposition, and the Option(s)
                                         underlying the shares will no longer
                                         satisfy all of the requirements under
                                         Section 422 of the Internal Revenue
                                         Code to permit it to qualify as an
                                         incentive stock option.

     3. The share withholding provisions of the Plan shall be inapplicable to the nondiscretionary Options granted to non-employee directors of the Company pursuant to Section 6.4.

     D.                EFFECTS OF A CHANGE OF CONTROL.

     1. Notwithstanding any other provisions of the Plan, after a Change of Control, all Options granted under the Plan shall immediately be fully exercisable for a period of six months following said Change of Control, after which time no further Options may be exercised under the Plan.

     2. After a Change of Control, Section 6.5 shall not be construed to prevent the exercise of a Grantee's Option whether or not such Grantee remains employed for one year after the applicable Grant Date.

     E.                TERMINATION OF EMPLOYMENT

     1. Termination for Cause. If the Grantee has a Termination of Employment for Cause, any unexercised Option shall terminate upon the Grantee's Termination of Employment.

     2. Termination other than for Cause. If the Grantee has a Termination of Employment for any reason other than cause, then any unexercised Option may be exercised to the extent set forth below, but in no event beyond the original term of the Option:

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                       a.       DEATH.  If the Grantee's Termination of
                                Employment is caused by the death of the Grantee, then any unexercised Option may be exercised, in whole or in part, at any time within one year after the Grantee's death by the Grantee's personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution;

                       b. DISABILITY. If the Grantee's Termination of Employment is on account of the Disability of the Grantee, then any unexercised Option to the extent exercisable at the date of such Termination of Employment (or to such extent as determined by the Committee), may be exercised, in whole or in part, at any time within one year after the date of such Termination of Employment; provided that, if the Grantee dies after such Termination of Employment and before the end of such one-year period, such Option may be exercised by the deceased Grantee's personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution within one year after the Grantee's Termination of Employment, or, if later, within 180 days after the Grantee's death; and

                       c. OTHER. If the Grantee's Termination of Employment is for any reason other than Cause, Death or Disability, then any unexercised Option, to the extent exercisable at the date of such Termination of Employment (or to such extent as determined by the Committee), may be exercised, in whole or in part, at any time within three months (or such other period not to exceed one year as determined by the Committee) after such Termination of Employment; provided that, if the Grantee dies after such Termination of Employment and before the end of such three-month period (or such other period, if any, determined by the Committee), such Option may be exercised by the deceased Grantee's personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution within one year after the Grantee's Termination of Employment to the extent exercisable at the date of such Termination of Employment (or to such extent as determined by the Committee).

notwithstanding subparagraphs (1) through (3) of this subparagraph (b), the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of Termination of Employment to the extent permitted by applicable state and federal law.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

     A. SUBSTITUTED OPTIONS. If the Committee cancels any Option (granted under this Plan, or any Plan of any entity acquired by the Company or any of its Subsidiaries), and a new Option is substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new Option and may, in its discretion, provide that the grant date of the cancelled option shall be the date used to determine the earliest date or dates for exercising the new substituted Option under Section 7.1 hereof so that the Grantee may exercise the substituted Option at the same time as if the Grantee had held the substituted Option since the grant date of the cancelled option; however, in the case of an incentive stock option, the Grant Date as of which the Option Price will be calculated shall be the date on which the new substituted Option is issued; provided that no Option shall be cancelled without the consent of the Grantee if the terms and conditions of the new Option to be substituted are not at least as favorable as the terms and conditions of the option to be cancelled.

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     B.       SECURITIES LAW MATTERS.

     1. If the Committee deems it necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

     2. If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Option would violate any applicable provision of (1) federal or state securities law or (2) the listing requirements of any securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date. The Committee's authority under this Section 8.2(b) shall expire on the date of any Change of Control.

     C. FUNDING. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for, benefits under the Plan.

     D. NO EMPLOYMENT RIGHTS. Neither the establishment of the Plan nor the granting of any Option shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or remain a director of the Company or any of its Subsidiaries or give any Grantee any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

     E. RIGHTS AS A SHAREHOLDER. A Grantee shall not, by reason of any Option have any right as a shareholder of the Company with respect to the shares of Stock which may be deliverable upon exercise of such Option until such shares have been delivered to him.

     F. NATURE OF PAYMENTS. Any and all grants or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

     G. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among employees who receive, or are eligible to receive, Options (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, with respect to employee participants, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Option Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Options, and (c) the treatment, under Section 7.5, of Terminations of Employment. Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform to similarly situated Grantees.

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     H.       ADJUSTMENTS.

     1. The Committee or the Board, as the case may be, shall make equitable adjustment of:

              a. the aggregate numbers of shares of Stock available under Article III,

              b.       the number of shares of Stock covered by an Option, and

              c. the Option Price of any Option, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, asset spin-off, reorganization, rights offering, liquidation, or similar event, of or by the Company (including any transaction in which shares of Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another Corporation);

     2. if there is a change in corporate structure or Stock of the Company, the Board may make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares of Stock authorized by the Plan, and with respect to outstanding Options, in the number and kind of shares of Stock covered thereby and in the applicable Option Price.

     I. AMENDMENT OF THE PLAN. The Board may from time to time in its discretion amend or modify the Plan without the approval of the shareholders of the Company, except as such shareholder approval may be required (a) to permit transactions in Stock pursuant to the Plan to be exempt from liability under
Section 16(b) of the 1934 Act or to comply with any applicable law, rule or regulation or (b) under the listing requirements of any securities exchange on which are listed any of the Company's equity securities. No change will be permitted to an Option previously granted which will impair the rights of a Grantee without the Grantee's consent. The Board cannot, without shareholder approval, change the aggregate number of shares of Stock which may be sold pursuant to Options granted or change the class of employees eligible to participate in the Plan or adopt any amendment affecting the Option Price at which Options may be granted under the Plan.

     J.       TERMINATION OF THE PLAN. The Plan shall terminate on the tenth
(10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Option or Option Agreement then outstanding under the Plan.

     K. NO ILLEGAL TRANSACTION. The Plan and all Options granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Option, Grantees shall not be entitled to exercise Options or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

     L. SEVERABILITY. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

     M. HEADINGS. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

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     N.       NUMBER AND GENDER.  When appropriate the singular as used in this Plan shall include the plural and vice versa, and the masculine shall include the feminine.

     O. CONTROLLING LAW. The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

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